Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291166

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2026

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 12, 2025

Mach Natural Resources LP

9,000,000 Common Units
Representing Limited Partner Interests

The selling unitholders identified in this prospectus supplement are offering 9,000,000 common units representing limited partner interests in Mach Natural Resources LP. We will not receive any of the proceeds from the sale of our common units by the selling unitholders.

Our common units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “MNR”. On April 2, 2026, the last reported sale price of our common units on the NYSE was $14.06 per unit.

Tom L. Ward, our Chief Executive Officer, through the Tom L. Ward 1992 Revocable Trust and the Tom L. Ward Family Foundation and certain other entities affiliated with Mr. Ward, which are not controlled by Mr. Ward (the “Ward Affiliated Entities”), have indicated an interest in purchasing up to $2.0 million of the common units being offered hereby in this offering at the public offering price, or approximately 142,248 common units (assuming an offering price equal to the last reported sale price of our common units on the NYSE on April 2, 2026 of $14.06 per unit). However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell to Mr. Ward or the Ward Affiliated Entities (or Mr. Ward and the Ward Affiliated Entities could determine to purchase) fewer or no shares in this offering.

Investing in our common units involves risks. Limited partnerships are inherently different from corporations. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Price to Public(1)(2)	$	$
Underwriting Discounts and Commissions(2)	$	$
Proceeds to the Selling Unitholders, Before Expenses	$	$

(1)	Mr. Ward and the Ward Affiliated Entities have indicated an interest in purchasing up to $2.0 million of the common units being offered hereby in this offering at the public offering price, or approximately 142,248 common units (assuming an offering price equal to the last reported sale price of our common units on the NYSE on April 2, 2026 of $14.06 per unit). However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell to Mr. Ward or the Ward Affiliated Entities (or Mr. Ward and the Ward Affiliated Entities could determine to purchase) fewer or no shares in this offering.

(2)	See “Underwriting” for additional information regarding underwriting compensation.

The selling unitholders have granted the underwriter a 30-day option to purchase up to an additional 1,350,000 common units on the same terms and conditions as set forth above.

The underwriter expects to deliver the common units on or about              , 2026.

Morgan Stanley

The date of this prospectus supplement is              , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

BASIS OF PRESENTATION

On September 16, 2025, we acquired (i) certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the San Juan Basin of New Mexico and Colorado from VEPU Inc. and Simlog Inc. (the “IKAV Assets”) and (ii) certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the Permian Basin from Sabinal Energy Operating, LLC, Sabinal Resources, LLC and Sabinal CBP, LLC (the “Sabinal Assets”), and, in each case, the results of such assets are reflected in our historical financial statements for periods after September 16, 2025.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes our business and the terms of this offering of our common units and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of common units. We sometimes refer to the prospectus supplement and the accompanying base prospectus, taken together, as “the prospectus.” If the information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus, any free writing prospectus authorized by us or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any free writing prospectus authorized by us or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Information We Incorporate By Reference.”

We have provided you only with the information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may provide to you. None of us, the selling unitholders, or the underwriter has authorized anyone to provide you with different or additional information. None of us, the selling unitholders, or the underwriter take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than our common units. Neither we, the selling unitholders, nor the underwriter are offering to sell common units or seeking offers to buy common units in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide to you is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of common units. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide to you and the information incorporated by reference in them, you should rely on the information in the document with the most recent date.

None of us, the selling unitholders, the underwriter or if any of our or their representatives is making any representation to you regarding the legality of an investment in our common units by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common units. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.

S-iii

INDUSTRY AND MARKET DATA

The market data and certain other statistical information included or incorporated by reference in this prospectus supplement are based on a variety of sources, including independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates, which have been derived from management’s knowledge and experience in the industry in which we operate. Although we have not independently verified the accuracy or completeness of the third-party information included or incorporated by reference in this prospectus supplement, based on management’s knowledge and experience, we believe that these third-party sources are reliable and that the third-party information included or incorporated by reference in this prospectus or in our estimates is accurate and complete. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying base prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus supplement and the accompanying base prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement and the accompanying base prospectus, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made. When considering forward-looking statements, you should keep in mind the risk factors included in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, other risks discussed in “Risk Factors” beginning on page S-6 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus. All forward-looking statements speak only as of the date of this prospectus supplement.

Forward-looking statements may include statements about:

●	our business strategy;

●	our estimated proved reserves;

●	our ability to distribute cash available for distribution and achieve or maintain certain financial and operational metrics;

●	our drilling prospects, inventories, projects and programs;

●	general economic conditions;

●	actions taken by the Organization of the Petroleum Exporting Countries and its allies as it pertains to the global supply and demand of, and prices for, oil, natural gas and natural gas liquids (“NGLs”);

●	our ability to replace the reserves we produce through drilling and property acquisitions;

●	our financial strategy, leverage, liquidity and capital required for our development program;

●	our pending legal or environmental matters;

●	our realized oil and natural gas prices;

●	the timing and amount of our future production of natural gas;

●	our hedging strategy and results;

●	our competition and government regulations;

●	our ability to obtain permits and governmental approvals;

●	our marketing of natural gas;

S-v

●	our leasehold or business acquisitions;

●	our costs of developing our properties;

●	credit markets;

●	our decline rates of our oil and natural gas properties;

●	uncertainty regarding our future operating results; and

●	our plans, objectives, expectations and intentions contained in this prospectus supplement that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil, natural gas and NGLs. We disclose important factors that could cause our actual results to differ materially from our expectations as described under “Risk Factors” included in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025 and other risks discussed in “Risk Factors” beginning on page S-6 of this prospectus supplement. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statement include:

●	commodity price volatility;

●	the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations;

●	uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production;

●	difficult and adverse conditions in the domestic and global capital and credit markets;

●	lack of transportation and storage capacity as a result of oversupply, government regulations or other factors;

●	lack of availability of drilling and production equipment and services;

●	potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks;

●	failure to realize expected value creation from property acquisitions and trades;

●	access to capital and the timing of development expenditures;

●	environmental, weather, drilling and other operating risks;

●	regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission, and/or the Kansas Corporation Commission;

●	competition in the oil and natural gas industry;

●	loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production;

S-vi

●	our ability to service our indebtedness;

●	any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital;

●	cost inflation;

●	the potential for significant new tariffs and their impact on global oil, natural gas and NGL markets;

●	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage;

●	evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and

●	risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, our reserve and PV-10 estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-vii

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included or incorporated by reference elsewhere in this prospectus supplement and the accompanying base prospectus. You should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein carefully for a more complete understanding of this offering. Please read “Risk Factors” in this prospectus supplement, the accompanying base prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein, for information regarding risks you should consider before deciding to invest in our common units. Unless otherwise specifically stated, the information presented in this prospectus supplement assumes that the underwriter does not exercise their option to purchase additional common units.

As used in this prospectus supplement, the term “general partner” refers to Mach Natural Resources GP LLC, a Delaware limited liability company, and the terms “Mach Natural Resources,” “partnership,” the “Company,” “we,” “our,” “us” or similar terms refer to Mach Natural Resources LP, a Delaware limited partnership, and its subsidiaries. Our estimated proved reserve information included or incorporated by reference in this prospectus are based on reports prepared by our reservoir engineering staff and evaluated by Cawley, Gillespie & Associates, Inc. and Netherland, Sewell & Associates, Inc., independent reserve engineers.

Overview

We are an independent upstream oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas; the San Juan Basin region of New Mexico and Colorado; and the Permian Basin region of West Texas.

Within our operating areas, our assets are prospective for multiple formations, most notably the Oswego, Woodford and Mississippian, Mancos and Fruitland formations. Our experience across these formations allows us to generate significant cash available for distribution from these low declining assets in a variety of commodity price environments. We also own an extensive portfolio of complementary midstream assets that are integrated with our upstream operations. These assets include gathering systems, processing plants and water infrastructure. Our midstream assets enhance the value of our properties by allowing us to optimize pricing, increase flow assurance and eliminate third-party costs and inefficiencies. In addition, our owned midstream systems generate third-party revenue.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma 73134 and our telephone number at that address is (405) 252-8100. Our website address is machnr.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

The Offering

Issuer	Mach Natural Resources LP

Common units offered by the selling unitholders	9,000,000 common units (or 10,350,000 common units if the underwriter exercises its option in full to purchase additional common units from the selling unitholders).

Underwriter’s option to purchase additional	The selling unitholders have granted the underwriter a 30-day option to purchase up to an additional 1,350,000 common units on the same terms and conditions as set forth above.

Use of proceeds	The selling unitholders will receive all of the net proceeds from the sale of the common units in this offering. We will not receive any of the proceeds from the sale of common units by the selling unitholders. See “Use of Proceeds.”

Cash distributions

Our partnership agreement requires that, within 90 days after the end of each quarter, we will pay distributions of our available cash to unitholders of record on the applicable record date.

Our partnership agreement generally provides that we will distribute all available cash each quarter to the holders of common units, pro rata. We do not have a minimum quarterly distribution nor is there any guarantee that we will make any particular amount of distributions or any distributions to our unitholders in any quarter.

The fourth quarter distribution of $0.53 per common unit for the three months ended December 31, 2025, was declared on February 12, 2026 and was paid on March 12, 2026 to unitholders of record as of February 26, 2026.

Our ability to pay such cash distributions is subject to various restrictions and other factors described in more detail in the section entitled “Cash Distribution Policy” of the accompanying base prospectus.

Material tax consequences	For a discussion of the material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States, please read “Material U.S. Federal Income Tax Consequences” in this prospectus supplement and “Material U.S. Federal Income Tax Consequences” in the accompanying base prospectus.

Listing and trading symbol	Our common units are listed on the NYSE under the symbol “MNR.”

Risk Factors	You should carefully read and consider the information set forth under the heading “Risk Factors” of this prospectus supplement and the accompanying base prospectus and other risk factors incorporated by reference into this prospectus supplement and the accompanying base prospectus, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before deciding to invest in our common units.

Affiliated Purchaser	Tom L. Ward, our Chief Executive Officer, through the Tom L. Ward 1992 Revocable Trust and the Tom L. Ward Family Foundation and certain other entities affiliated with Mr. Ward have indicated an interest in purchasing up to $2.0 million of the common units being offered hereby in this offering at the public offering price, or approximately 142,248 common units (assuming an offering price equal to the last reported sale price of our common units on the NYSE on April 2, 2026 of $14.06 per unit). However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell to Mr. Ward or the Ward Affiliated Entities (or Mr. Ward and the Ward Affiliated Entities could determine to purchase) fewer or no shares in this offering.

Transfer Agent	Equiniti Trust Company, LLC

SUMMARY HISTORICAL FINANCIAL DATA

We prepared the summary consolidated financial data using our consolidated financial statements for each of the periods presented. The summary consolidated financial data for each fiscal year in the two-year period ended December 31, 2025 was derived from our audited consolidated financial statements incorporated by reference in this prospectus.

You should read this financial data in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our SEC filings and our consolidated historical and related notes included herein and incorporated by reference in this prospectus.

	Year Ended December 31,
	2025	2024
	($ in thousands)

Statement of Operations Data:
Operating Revenues:
Oil, natural gas, and NGL sales	$1,037,650	$936,785
Gain (loss) on oil and natural gas derivatives	81,289	(18,854)
Midstream revenue	27,561	24,341
Product sales	28,890	27,356
Total operating revenues	1,175,390	969,628
Operating Expenses:
Gathering and processing expense	138,836	106,152
Lease operating expense	263,793	180,513
Production taxes	48,761	45,674
Midstream operating expense	13,319	10,466
Cost of product sales	25,901	24,026
Depreciation, depletion, amortization and accretion expense – oil and natural gas	280,459	261,949
Depreciation and amortization expense – other	12,305	9,018
General and administrative expense	49,236	33,438
General and administrative expense – related party	7,400	7,400
Impairment of oil and gas properties	90,430	—
Total operating expenses	930,440	678,636
Income from operations	244,950	290,992
Other (expense) income:
Interest expense	(72,219)	(104,596)
Loss on debt extinguishment	(18,540)	—
Other (expense) income, net	(11,207)	(1,217)
Total other expense	(101,966)	(105,813)
Net income	142,984	$185,179
Less: net income attributable to Predecessor	—	—
Net income attributable to Mach Natural Resources LP	$142,984	$185,179
Net income per common unit attributable to Mach Natural Resources LP:
Basic	$1.09	$1.90
Diluted	$1.09	$1.90
Weighted average common units outstanding:
Basic	131,455	97,591
Diluted	131,537	97,701
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$506,956	$505,292
Investing activities	$(899,162)	$(306,316)
Financing activities	$329,063	$(245,992)
Balance Sheet Data (at period end):
Cash and cash equivalents	$42,633	$105,776
Oil and natural gas properties, net	$3,138,643	$1,899,357
Total assets	$3,777,308	$2,338,214
Total current liabilities	$359,921	$352,421
Total long-term liabilities	$1,427,998	$786,747
Partners’ capital	$1,989,389	$1,199,046

Summary of Reserve, Production and Operating Data

The following tables summarize our estimated proved oil, natural gas and NGL reserves as of December 31, 2025 and our production and historical operating data for the year ended December 31, 2025. The reserve information included in these tables is based on reserve reports prepared by independent consulting petroleum engineers, Cawley, Gillespie & Associates, Inc. and Netherland, Sewell & Associates, Inc. Historical reserve volumes and values are not necessarily indicative of results that may be expected for any future period.

Summary of Reserves

Our historical SEC reserves, PV-10 and Standardized Measure (as defined below) of proved reserves were calculated using oil and gas price parameters established by current SEC guidelines, including the use of an average effective price, calculated as prices equal to the 12-month unweighted arithmetic average of the first day of the month prices for each of the preceding 12 months as adjusted for location and quality differentials, unless prices are defined by contractual arrangements, excluding escalations based on future conditions (“SEC Pricing”). These prices were adjusted for differentials on a per-property basis, which may include local basis differential, fuel costs and shrinkage. All prices are held constant throughout the lives of the properties.

Reserve Data based on SEC Pricing(1)	Year Ended December 31, 2025
Proved Developed:
Oil (MBbl)	90,869
Natural gas (MMcf)	2,176,382
Natural gas liquids (MBbl)	90,793
Total equivalent (Mboe)	544,392
PV-10 (in millions)(2)	$2,877
Proved Undeveloped:
Oil (MBbl)	13,329
Natural gas (MMcf)	733,369
Natural gas liquids (MBbl)	24,782
Total equivalent (Mboe)	160,340
PV-10 (in millions)(2)	$211
Total Proved:
Oil (MBbl)	104,198
Natural gas (MMcf)	2,909,751
Natural gas liquids (MBbl)	115,575
Total equivalent (Mboe)	704,732
PV-10 (in millions)(2)	$3,088
Standardized Measure (in millions)(2)	$3,080

(1)	Our estimated net proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC regulations. The unweighted arithmetic average first-day-of-the-month prices for the prior 12 months were $65.34 per barrel for oil and $3.39 per MMbtu for natural gas at December 31, 2025. These base prices were adjusted for differentials on a per-property basis, which may include local basis differentials, fuel costs and shrinkage.

(2)	PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved oil and gas reserves, less future development and production costs, discounted at 10% per annum to reflect the timing of future cash flows. For more information on how we calculate PV-10 and a reconciliation of proved reserves PV-10 to its nearest GAAP measure, see “— Non-GAAP Financial Measures — Reconciliation of PV-10 to Standardized Measure.”

Select Production and Operating Statistics

The following table summarizes our oil, natural gas and NGL production and historical operating data for the periods presented.

Year Ended December 31, 2025
Net Production Volumes:
Oil (MBbl)	7,719
Natural gas (MMcf)	135,026
NGLs (MBbl)	7,507
Total (Mboe)	37,731
Average daily production (Mboe/d)	103.37
Average Realized Prices (excluding effects of realized derivatives):
Oil (/Bbl)	$63.72
Natural gas (/Mcf)	$2.76
NGLs (/Bbl)	$23.00
Average Realized Prices (including effects of realized derivatives):
Oil (/Bbl)	$66.02
Natural gas (/Mcf)	$3.00
NGLs (/Bbl)	$23.00
Operating Costs and Expenses (per Boe):
Gathering and processing expense	$3.68
Lease operating expense	$6.99
Production taxes expense (% of oil, natural gas and NGL sales)	4.7%
Depreciation, depletion, amortization and accretion expense – oil and natural gas	$7.43
Depreciation and amortization expense – other	$0.33
General and administrative expense	$1.50
Impairment of oil and gas properties	$2.40

Non-GAAP Financial Measures

Reconciliation of PV-10 to Standardized Measure

Certain of our oil and natural gas reserve disclosures included in this prospectus are presented on a PV-10 basis. PV-10 is a non-GAAP financial measure and represents the estimated present value of the future cash flows less future development and production costs from our proved reserves before income taxes discounted using a 10% discount rate. PV-10 of proved reserves generally differs from the standardized measure of discounted future net cash flows from production of proved oil and natural gas reserves (the “Standardized Measure”), the most directly comparable GAAP financial measure, because it does not include the effects of future income taxes, as is required under GAAP in computing the Standardized Measure. The Company is a limited partnership treated as a partnership for federal and state income tax purposes, and accordingly is not subject to entity level taxation. However, the Company does pay franchise taxes in the state of Texas, which are represented as income taxes in the calculation of the Standardized Measure.

We believe that the presentation of a pre-tax PV-10 value provides relevant and useful information because it is widely used by investors and analysts as a basis for comparing the relative size and value of our proved reserves to other oil and natural gas companies. Because many factors that are unique to each individual company may impact the amount and timing of future income taxes, the use of PV-10 value provides greater comparability when evaluating oil and natural gas companies. The PV-10 value is not a measure of financial or operating performance under GAAP, nor is it intended to represent the current market value of proved oil and gas reserves. However, the definition of PV-10 value as defined above may differ significantly from the definitions used by other companies to compute similar measures. As a result, the PV-10 value as defined may not be comparable to similar measures provided by other companies.

Investors should be cautioned that neither PV-10 nor Standardized Measure of proved reserves represents an estimate of the fair market value of our proved reserves. We and others in the industry use PV-10 as a measure to compare the relative size and value of estimated reserves held by companies without regard to the specific tax characteristics of such entities.

RISK FACTORS

Investing in our common units involves a high degree of risk. You should carefully consider the information contained under “Risk Factors” of the accompanying base prospectus and the information contained under “Where You Can Find More Information,” including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before deciding to invest in our common units. You should also carefully consider the risks described below, the other information set forth in this prospectus supplement, the accompanying base prospectus, any free writing prospectus prepared by or on behalf of us and the documents incorporated by reference in this prospectus supplement before making an investment in our common units. Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Additionally, new risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may have a material adverse effect on our business, financial condition or results of operations.

Risks Related to This Offering and Our Common Units

The market price of our common units may be volatile, which could cause the value of your investment to decline.

The trading price of our common units could be volatile. The public offering price will be determined at the time of pricing and may be at a discount to the current market price and may vary from the market price of our common units after this offering. Some of the factors that may cause the market price of our common units to fluctuate include:

●	our operating and financial performance and drilling locations, including reserve estimates;

●	actual or anticipated fluctuations in our quarterly results of operations, and financial indicators, such as net income, cash flow and revenues;

●	our failure to meet revenue, reserves or earnings estimates by research analysts or other investors;

●	sales of our common units by the Company or other unitholders, or the perception that such sales may occur;

●	the public reaction to our press releases, other public announcements, and filings with the SEC;

●	strategic actions by our competitors or competition for, among other things, capital, acquisition of reserves, undeveloped land and skilled personnel;

●	publication of research reports about us or the oil and natural gas exploration and production industry generally;

●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

●	speculation in the press or investment community;

●	the failure of research analysts to cover our common units;

●	increases in market interest rates or funding rates, which may increase our cost of capital;

●	changes in market valuations of similar companies;

●	changes in accounting principles, policies, guidance, interpretations or standards;

●	additions or departures of key management personnel;

●	actions by our unitholders;

●	commencement or involvement in litigation;

●	general market conditions, including fluctuations in commodity prices;

●	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; and

●	domestic and international economic, legal and regulatory factors unrelated to our performance.

If the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common units could decline for reasons unrelated to our business, financial condition or results of operations. These and other factors may cause the market price and demand for our common units to fluctuate substantially, which may limit or prevent investors from readily selling their common units and may otherwise negatively affect the liquidity of our common units. In the past, when the market price of a security has been volatile, holders of that security have instituted securities class action litigation against the company that issued the security. If any of our unitholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

Future sales of our common units, or the perception that such sales may occur, could depress our common unit price.

We, our sponsor, all of our directors and executive officers and the selling unitholders have signed lock-up agreements for a period of 45 days following the date of this prospectus supplement, in which they agreed, subject to certain exceptions, not to offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any common units or securities convertible into or exchangeable or exercisable for any common units, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common units, whether any such aforementioned transaction is to be settled by delivery of the common units or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

The underwriter may, in its sole discretion and without notice, release all or any portion of the common units subject to such lock-up agreements. As restrictions on resale end, the market price of our common units drop significantly if the holders of these common units sell them or are perceived by the market as intending to sell them.

Moreover, certain unitholders have rights, subject to specified conditions, to require us to file registration statements covering their common units or to include their common units in registration statements that we may file for ourselves or other unitholders. Sales of these common units under any such registration statement would result in these units becoming freely tradable without restriction under the Securities Act. See “The Partnership Agreement — Registration Rights” in the accompanying base prospectus. We have also registered all common units that we may issue under our equity compensation plans, which can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common units by the selling unitholders identified in this prospectus supplement. The selling unitholders will receive all of the net proceeds from the sale of these common units. See “Selling Unitholders.”

We have agreed to pay certain expenses incurred by the selling unitholders in connection with this offering, other than underwriting discounts and commissions. See “Underwriting” for additional information regarding underwriting compensation.

SELLING UNITHOLDERS

The following table and footnotes set forth information with respect to the beneficial ownership of our common units by the selling unitholders as of April 2, 2026 and immediately after the completion of this offering by the selling unitholders. As used herein, the term “selling unitholders” includes the unitholders listed in the table below.

The percentages reflect beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 168,218,770 common units outstanding as of April 2, 2026, which includes 9,000,000 common units to be sold by the selling unitholders.

The underwriter has the option to purchase up to an additional 1,350,000 common units from the selling unitholders as indicated below.

			Common Units Offered Hereby		Common Units Beneficially Owned After the Offering(2)
	Common Units Beneficially Owned Prior to the Offering(1)		Excluding Exercise of the Option to Purchase Additional Common Units	Including Exercise of Option to Purchase Additional Common Units	Excluding Exercise of the Option to Purchase Additional Common Units		Including Exercise of the Option to Purchase Additional Common Units
	Number	%	Number	Number	Number	%	Number	%
Selling Unitholder:
VEPU Inc.(3)	25,407,349	15.1%	4,612,874	5,304,805	20,794,475	12.4%	20,102,544	12.0%
Simlog Inc.(3)	5,203,915	3.1%	944,806	1,086,526	4,259,109	2.5%	4,117,389	2.4%
Sabinal Energy Operating, LLC(4)	18,960,034	11.3%	3,442,320	3,958,669	15,517,714	9.2%	15,001,365	8.9%

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any common units which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding common units held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our unitholders may differ.

(2)	Assumes the selling unitholders do not acquire beneficial ownership of any additional common units.

(3)	Consists of (i) 25,407,349 common units held by VEPU Inc., which is wholly owned by IDI Investment S.a r.l., which is controlled by IKAV SICAV FIS SCA, whose general partner is IKAV General Partner S.a r.l., which is wholly owned by Institut fur Kapitalanlagen und Vesicherungslosungen GmbH, whose majority owner is Constantin von Wasserschleben; and (ii) 5,203,915 common units held by SIMLOG Inc., which is wholly owned by Simlog S.a r.l., which is controlled by IKAV SICAV FIS SCA, whose general partner is IKAV General Partner S.a r.l., which is wholly owned by Institut fur Kapitalanlagen und Vesicherungslosungen GmbH, whose majority owner is Mr. von Wasserschleben. As such, each of the foregoing entities and Mr. von Wasserschleben may be deemed to share beneficial ownership of the securities held of record by VEPU Inc. and SIMLOG Inc. and each such person disclaims beneficial ownership of the reported securities, except to the extent of the pecuniary interest of such person in such securities. The address for (i) VEPU Inc., SIMLOG Inc. and Mr. von Wasserschleben is 1301 McKinney Street, Suite 1600, Houston, Texas 77010; (ii) Simlog S.a r.l., IKAV SICAV FIS SCA, IKAV General Partner S.a r.l. and IDI Investment S.a r.l. is 74a, Route de Luxembourg, Wasserbillig, L-6633 Luxembourg; and (iii) the Institut fur Kapitalanlagen und Vesicherungslosungen GmbH is Holzdamm 14, 20099 Hamburg, Germany.

(4)	Sabinal Energy Operating LLC is a portfolio company of a private investment fund managed by Kayne Anderson Capital Advisors, L.P. The address for Sabinal Energy Operating LLC is 2121 Avenue of the Stars, Ninth Floor, Los Angeles, CA 90067.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The tax consequences to you of an investment in our common units will depend in part on your own tax circumstances. All prospective unitholders should review the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2025, and the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying base prospectus, which provides a discussion of the principal U.S. federal income tax consequences associated with our operations and the acquisition, ownership and disposition of our common units. It should be noted that certain dollar thresholds, penalties and other items in the Internal Revenue Code are subject to inflation adjustments on a periodic basis and, accordingly, each prospective unitholder should consult with its own tax advisor on the applicability of any such adjustments to such prospective unitholder.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the sole bookrunner in this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the underwriter Morgan Stanley & Co. LLC has agreed to purchase, and the selling unitholders have agreed to sell to the underwriter, 9,000,000 common units.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the common units sold under the underwriting agreement if any of these common units are purchased.

The underwriter is offering the common units subject to its acceptance of the common units from the selling unitholders and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the common units offered by this prospectus is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the common units offered by this prospectus if any such common units are taken. However, the underwriter is not required to take or pay for the common units covered by the underwriter’s option to purchase additional common units described below. The underwriter initially proposes to offer part of the common units directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $         per unit under the public offering price. After the initial offering of the common units, the offering price and other selling terms may from time to time be varied by the underwriter.

The selling unitholders have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,350,000 additional common units at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase the number of additional common units for which the option is exercised.

The following table shows the per unit and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling unitholders. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional 1,350,000 common units.

Total
	Per Unit	No Exercise		Full Exercise
Price to Public(1)	$	$	$
Underwriting and Discount Commissions	$	$	$
Proceeds to the Selling Unitholders, Before Expenses	$	$	$

(1)	Mr. Ward and the Ward Affiliated Entities have indicated an interest in purchasing up to $2.0 million of the common units being offered hereby in this offering at the public offering price, or approximately 142,248 common units (assuming an offering price equal to the last reported sale price of our common units on the NYSE on April 2, 2026 of $14.06 per unit). However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell to Mr. Ward or the Ward Affiliated Entities (or Mr. Ward and the Ward Affiliated Entities could determine to purchase) fewer or no shares in this offering.

Pursuant to that certain Registration Rights Agreement, dated as of September 16, 2025, among us and the selling unitholders, we will pay all expenses related to the registration, offering, and listing of these common units, including the fees and expenses of counsel for the selling unitholders (not to exceed $100,000 for each such counsel without our prior written consent, not to be unreasonably withheld). The selling unitholders will pay any underwriting discounts and commissions and any additional fees and expenses of counsel incurred on their own behalf. The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $       . We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $         .

Our common units have been approved for listing on the NYSE under the trading symbol “MNR.”

No Sales of Similar Securities

We, certain entities and persons affiliated with us, the selling unitholders and certain of our executive officers and directors have agreed that, without the prior written consent of the underwriter, we and they will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus (the “restricted period”):

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common units or any securities convertible into or exercisable or exchangeable for common units;

●	file any registration statement with the SEC relating to the offering of any common units or any securities convertible into or exercisable or exchangeable for common units; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common units.

whether any such transaction described above is to be settled by delivery of common units or such other securities, in cash or otherwise. In addition, we and each such person agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common units or any securities convertible into or exercisable or exchangeable for common units.

The restrictions described in the immediately preceding paragraph do not apply to:

●	the sale of common units to the underwriter in accordance with, and subject to the terms and conditions set forth in, the underwriting agreement;

●	the issuance by us of common units or options or other rights to acquire common units granted pursuant to our 2023 Long-Term Incentive Plan that is referred to in the base prospectus, as such plan may be amended; or

●	the issuance by us of common units upon the exercise of such options.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common units and other securities subject to the lock-up agreements described above in whole or in part at any time.

Indemnification

We, the selling unitholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the common units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common units. Specifically, the underwriter may sell more common units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of common units available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing common units in the open market. In determining the source of common units to close out a covered short sale, the underwriter will consider, among other things, the open market price of common units compared to the price available under the option. The underwriter may also sell common units in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing common units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, common units in the open market to stabilize the price of the common units. These activities may raise or maintain the market price of the common units above independent market levels or prevent or retard a decline in the market price of the common units. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of common units for sale to its online brokerage account holders.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which the underwriter received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may, at any time, hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no common units have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common units shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the common units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common units to be offered so as to enable an investor to decide to purchase or subscribe for any common units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

The common units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision, the expression “retail investor” means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) № 600/2014, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”).

Consequently no key information document required by the EU PRIIPs Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the common units or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the common units or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The underwriter has represented and agreed that they have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any common units to any retail investor in the UK. For the purposes of this provision the expression “retail investor” means a person who is neither:

a)	a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) № 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018; nor

b)	a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs.

Other United Kingdom Regulatory Restrictions

The underwriter has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any common units in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common units in, from or otherwise involving the United Kingdom.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly our common units being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, our common units have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and our common units offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. Our common units may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to our common units are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of our common units on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Hong Kong

Our common units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our common units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to any of our common units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, our common units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired any common units pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law; or

d)	as specified in Section 276(7) of the SFA.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common units without disclosure to investors under Chapter 6D of the Corporations Act.

Our common units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common units must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The common units to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common units offered should conduct their own due diligence on our common units. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our common units.

Accordingly, our common units have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws of Japan.

LEGAL MATTERS

The validity of the common units will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain matters in connection with the common units offered by the selling unitholders will be passed upon for the selling unitholders by Latham & Watkins LLP, Houston, Texas, with respect to the common units beneficially owned by VEPU Inc. and Simlog Inc. Certain legal matters in connection with the common units offered by the selling unitholders will be passed upon for the underwriter by Vinson & Elkins L.L.P., Houston, Texas, with respect to common units beneficially owned by Sabinal Energy Operating, LLC. Certain legal matters in connection with the common units offered by the selling unitholders will be passed upon for the underwriter by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The audited consolidated financial statements of Mach Natural Resources LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Sabinal Energy Operating, LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Weaver and Tidwell, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of SJ INVESTMENT OPPS LLC included as Exhibit 99.3 of Mach Natural Resources LP’s Current Report on Form 8-K/A dated September 19, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of SIMCOE LLC included as Exhibit 99.5 of Mach Natural Resources LP’s Current Report on Form 8-K/A dated September 19, 2025 have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to the Company’s restatement of its 2023 financial statements as described in Note 2 to the financial statements, of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Estimated quantities of proved oil and natural gas reserves of Mach Natural Resources LP and the net present value of such reserves as of December 31, 2025, incorporated by reference in this prospectus are based upon reserve reports prepared by our internal reservoir engineer and evaluated by Cawley, Gillespie & Associates.

Estimated quantities of proved oil and natural gas reserves of the Sabinal Assets and the net present value of such reserves as of December 31, 2025 incorporated by reference in this prospectus are based upon reserve reports prepared by Netherland, Sewell & Associates, Inc.

Estimated quantities of proved oil and natural gas reserves of the IKAV Assets and the net present value of such reserves as of December 31, 2025 incorporated by reference in this prospectus are based upon reserve reports prepared by Netherland, Sewell & Associates, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You can also obtain information about us on our website at https://machnr.com/. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. the information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC (which does not include any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) will automatically update and may replace information in this prospectus and information previously filed with the SEC. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

The documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) are incorporated by reference in this prospectus until the termination of all offerings under this registration statement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

●	our Current Reports on Form 8-K filed with the SEC on December 10, 2025 and April 6, 2026 and on Form 8-K/A filed with the SEC on September 19, 2025; and

●	the description of our common units contained in the registration statement filed with the SEC on Form 8-A filed on October 24, 2023, and including any other amendments or reports filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus, by writing or telephoning us at the following address:

Investor Relations
Mach Natural Resources LP
14201 Wireless Way, Suite 300
Oklahoma City, Oklahoma 73134
(405) 252-8100

PROSPECTUS

Up to 49,798,845 Common Units

Representing Limited Partner Interests

Of Mach Natural Resources LP

Offered by the Selling Unitholders

This prospectus relates to the proposed resale or other disposition from time to time, in one or more offerings, by the selling unitholders named in this prospectus (the “selling unitholders”) of up to 49,798,845 common units representing limited partner interests in Mach Natural Resources LP (“common units”).

The common units covered by this prospectus were acquired from us on September 16, 2025, pursuant to that certain (i) Membership Interest Purchase Agreement, dated as of July 9, 2025 (the “IKAV Purchase Agreement”), among (a) the Company, on one hand, and (b) Simlog Inc., a Delaware corporation and VEPU Inc., a Delaware corporation (collectively, the “IKAV Sellers”), on the other hand, and (ii) Purchase and Sale Agreement, dated as of July 9, 2025 (the “Sabinal Purchase Agreement”, and together with the San Juan Purchase Agreement, the “Purchase Agreements”), among the Company, Sabinal Energy Operating, LLC (“Sabinal Energy Operating”), Sabinal Resources, LLC and Sabinal CBP, LLC (collectively, the “Sabinal Sellers”). We are registering the offer and sale of the common units owned by the selling unitholders to satisfy registration rights we have granted to the selling unitholders pursuant to a registration rights agreement, dated as of September 16, 2025 (the “Registration Rights Agreement”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling unitholders.

The selling unitholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “MNR.” On October 29, 2025, the last reported sales price of our common units was $12.14 per unit.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                   , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling unitholders may sell, from time to time, up to an aggregate of 49,798,845 of our common units in one or more offerings.

This prospectus provides you with a general description of Mach Natural Resources LP and the securities that are registered hereunder. More specific terms of any of our common units that the selling unitholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the common units being offered and the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add to, update or change information contained in this prospectus with respect to that offering. To the extent information in this prospectus is inconsistent with the information contained in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Information We Incorporate by Reference.”

Neither we nor the selling unitholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or the selling unitholders or to which we or the selling unitholders have referred you. We and the selling unitholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling unitholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is accurate as of its date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Additional information, including our financial statements and the notes incorporated in this prospectus by reference to our reports filed with the SEC is accurate as of the date stated in such report. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, in this prospectus, the term “our general partner” refers to Mach Natural Resources GP LLC, a Delaware limited liability company, and the terms “partnership,” “we,” “our,” “us,” “the Company” or similar terms refer to Mach Natural Resources LP, a Delaware limited partnership (“Mach Natural Resources”) and its subsidiaries. Unless the context otherwise requires, any reference in this prospectus to “he,” “his” or “him” shall be deemed to include “she,” “her” and “hers” and, where applicable, any entity, including but not limited to corporations, partnerships, and other legal persons. All pronouns and variations thereof shall be interpreted to refer to the appropriate gender or entity as the context may require.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is https://machnr.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (excluding any information furnished to, rather than filed with, the SEC):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 13, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 5, 2025, February 7, 2025, February 27, 2025, July 10, 2025, September 17, 2025, and September 19, 2025; and

●	the description of our common units contained in the registration statement filed with the SEC on Form 8-A filed on October 24, 2023, and including any other amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus, by writing or telephoning us at the following address:

Investor Relations

Mach Natural Resources LP

14201 Wireless Way, Suite 300

Oklahoma City, Oklahoma 73134

(405) 252-8100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made. When considering forward-looking statements, you should keep in mind the risk factors included in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by subsequent reports we file with the SEC, and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus.

Forward-looking statements may include statements about:

●	our business strategy;

●	our estimated proved reserves;

●	our ability to distribute cash available for distribution and achieve or maintain certain financial and operational metrics;

●	our drilling prospects, inventories, projects and programs;

●	general economic conditions;

●	actions taken by the Organization of the Petroleum Exporting Countries and its allies as it pertains to the global supply and demand of, and prices for, oil, natural gas and natural gas liquids (“NGLs”);

●	our ability to replace the reserves we produce through drilling and property acquisitions;

●	our financial strategy, leverage, liquidity and capital required for our development program;

●	our pending legal or environmental matters;

●	our realized oil and natural gas prices;

●	the timing and amount of our future production of natural gas;

●	our hedging strategy and results;

●	our competition and government regulations;

●	our ability to obtain permits and governmental approvals;

●	our marketing of natural gas;

●	our leasehold or business acquisitions;

●	our costs of developing our properties;

●	credit markets;

●	our decline rates of our oil and natural gas properties;

●	uncertainty regarding our future operating results;

●	our intention to use the proceeds from the offering in the manner as set forth herein; and

●	our plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil, natural gas and NGLs. We disclose important factors that could cause our actual results to differ materially from our expectations as described under “Risk Factors” included in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by subsequent reports we file with the SEC. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statement include:

●	commodity price volatility;

●	the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations;

●	uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production;

●	difficult and adverse conditions in the domestic and global capital and credit markets;

●	lack of transportation and storage capacity as a result of oversupply, government regulations or other factors;

●	lack of availability of drilling and production equipment and services;

●	potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks;

●	failure to realize expected value creation from property acquisitions and trades;

●	access to capital and the timing of development expenditures;

●	environmental, weather, drilling and other operating risks;

●	regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas, the Oklahoma Corporation Commission, the Kansas Corporation Commission, the Colorado Department of Transportation and/or the New Mexico Department of Transportation;

●	competition in the oil and natural gas industry;

●	loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production;

●	our ability to service our indebtedness;

●	any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital;

●	cost inflation;

●	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage;

●	evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and

●	risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, our reserve and PV-10 estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

ABOUT MACH NATURAL RESOURCES LP

Overview

We are an independent upstream oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas; the San Juan Basin region of New Mexico and Colorado; and the Permian Basin region of West Texas. Our experienced management team, led by industry veteran Tom L. Ward, possesses deep operational and industry experience, particularly in Oklahoma and the Anadarko Basin. We leverage our extensive experience to identify the most attractive exploitation and development opportunities and optimize the production of current wells, efficiently drill our existing inventory of undeveloped locations and identify attractive low-risk acquisition opportunities.

For additional information, please read our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings with the SEC incorporated by reference herein.

Recent Acquisitions

Sabinal Purchase Agreement

On September 16, 2025, we consummated the transactions contemplated by the Sabinal Purchase Agreement, pursuant to which we purchased from the Sabinal Sellers certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the Permian Basin (the “Sabinal Assets”).

As consideration for the transfer of the Sabinal Assets and the transactions contemplated by the Sabinal Purchase Agreement (collectively, the “Sabinal Asset Acquisition”), the Sabinal Sellers received consideration of (i) cash in the amount of $207.3 million and (ii) 19,187,581 common units of the Company.

IKAV Purchase Agreement

On September 16, 2025, we consummated the transactions contemplated by the IKAV Purchase Agreement, pursuant to which we purchased from the IKAV Sellers 100% of the membership interests (the “IKAV Subject Interests”) in SIMCOE LLC (“SIMCOE”) and Simlog LLC (together with Simlog LLC’s wholly owned subsidiary, SJ Investment Opps LLC, the “IKAV Company Group”). The IKAV Company Group owns certain rights, title and interests in oil and gas properties, rights and related assets located in certain designated lands in the San Juan Basin of New Mexico and Colorado (the “IKAV Assets”).

As consideration for the transfer of the IKAV Subject Interests (and indirectly, the IKAV Assets) and the transactions contemplated by the IKAV Purchase Agreement (collectively, and together with the Sabinal Asset Acquisition, the “Acquisitions”), the IKAV Company Group received consideration of (i) cash in the amount of $349.0 million and (ii) 30,611,264 common units.

At the closing of the Acquisitions, we entered into the Registration Rights Agreement with the selling unitholders, pursuant to which we agreed to file this shelf registration statement registering for resale the common units issued in the Acquisitions.

Executive Offices

Our principal executive offices are located at 14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma 73134 and our telephone number at that address is (405) 252-8100. Our website address is https://machnr.com/. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

All of the common units covered by this prospectus are being offered and sold by the selling unitholders identified in this prospectus. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common units by the selling unitholders pursuant to this prospectus. We will not receive any proceeds from the sale of the common units by the selling unitholders. See “Selling Unitholders” and “Plan of Distribution” for additional information.

SELLING UNITHOLDERS

We have prepared this prospectus to allow the selling unitholders to offer and sell from time to time, in one or more offerings, up to an aggregate of 49,798,845 common units for their own account.

At the closing of the Acquisitions, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a shelf registration statement registering for resale the common units issued in the Acquisitions.

We have prepared this prospectus and the registration statement of which it is a part to fulfill our registration requirements under the Purchase Agreements and Registration Rights Agreement with respect to an aggregate of 49,798,845 common units that were issued on September 16, 2025 in connection with the closing of the Acquisitions.

As used herein, the term “selling unitholders” includes the unitholders listed in the table below and certain affiliates and permitted transferees having registration rights under the terms of the Registration Rights Agreement. This prospectus does not cover subsequent sales of common units purchased from the selling unitholders or by any person who does not have registration rights under the Registration Rights Agreement.

The following table sets forth the maximum number of common units that may be sold by the selling unitholders under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling unitholders will sell all of their common units covered by this prospectus. We cannot predict when or in what amount the selling unitholders may sell any of the common units offered by the selling unitholders in this prospectus, if at all. The table also sets forth the name of the selling unitholders, the nature of any position, office or other material relationship which such selling unitholders has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of common units to be owned by such selling unitholders after completion of the offering.

We prepared the table based on information provided to us by the selling unitholders. We have not sought to verify such information. Additionally, the selling unitholders may have sold or transferred some or all of their common units in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling unitholders may also change over time.

Except as otherwise indicated, the selling unitholders have sole voting and dispositive power with respect to such common units.

	Common Units Beneficially Owned Prior to the Offering(1)		Common Units Offered	Common Units Beneficially Owned After Completion of the Offering(2)
	Number	Percentage(3)	Hereby	Number	Percentage(3)
Selling Unitholders:
Sabinal Energy Operating, LLC (4)	19,187,581	11.4%	19,187,581	—	—
VEPU Inc.(5)	25,407,349	15.1%	25,407,349	—	—
Simlog Inc.(5)	5,203,915	3.1%	5,203,915	—	—

*	Less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any common units which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding common units held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our unitholders may differ.

(2)	Assumes the selling unitholders dispose of all of the common units covered by this prospectus and does not acquire beneficial ownership of any additional common units.

(3)	Percentage of beneficial ownership is based upon 168,139,903 common units outstanding as of October 28, 2025. Because the selling unitholders are not obligated to sell any portion of the common units shown as offered by it, we cannot estimate the actual number or percentage of common units that will be held by the selling unitholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common units covered by this prospectus will be held by the selling unitholders.

(4)	Sabinal Energy Operating LLC is a portfolio company of a private investment fund managed by Kayne Anderson Capital Advisors, L.P. The address for Sabinal Energy Operating LLC is 1780 Hughes Landing Blvd., Suite 1200, The Woodlands, Texas 77380.

(5)	Consists of (i) 25,407,349 common units held by VEPU Inc., which is wholly owned by IDI Investment S.a r.l., which is controlled by IKAV SICAV FIS SCA, whose general partner is IKAV General Partner S.a r.l., which is wholly owned by Institut fur Kapitalanlagen und Vesicherungslosungen GmbH, whose majority owner is Constantin von Wasserschleben; and (ii) 5,203,915 common units held by SIMLOG Inc., which is wholly owned by Simlog S.a r.l., which is controlled by IKAV SICAV FIS SCA, whose general partner is IKAV General Partner S.a r.l., which is wholly owned by Institut fur Kapitalanlagen und Vesicherungslosungen GmbH, whose majority owner is Mr. von Wasserschleben. As such, each of the foregoing entities and Mr. von Wasserschleben may be deemed to share beneficial ownership of the securities held of record by VEPU Inc. and SIMLOG Inc. and each such person disclaims beneficial ownership of the reported securities, except to the extent of the pecuniary interest of such person in such securities. The address for (i) VEPU Inc., SIMLOG Inc. and Mr. von Wasserschleben is 1301 McKinney Street, Suite 1600, Houston, Texas 77010; (ii) Simlog S.a r.l., IKAV SICAV FIS SCA, IKAV General Partner S.a r.l. and IDI Investment S.a r.l. is 74a, Route de Luxembourg, Wasserbillig, L-6633 Luxembourg; and (iii) the Institut fur Kapitalanlagen und Vesicherungslosungen GmbH is Holzdamm 14, 20099 Hamburg, Germany.

DESCRIPTION OF THE COMMON UNITS

The Units

The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Cash Distribution Policy.” For a description of other rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement.”

Transfer Agent and Registrar

Duties

Equiniti Trust Company, LLC, a New York limited liability trust company, serves as the registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by our unitholders:

●	surety bond premiums to replace lost or stolen certificates or to cover taxes and other governmental charges;

●	special charges for services requested by common unitholders; and

●	other similar fees or charges.

There is no charge to our unitholders for disbursements of our cash distributions. We indemnify the transfer agent, its agents and each of their unitholders, directors, officers and employees against all claims and losses that may arise out of their actions for their activities in that capacity, except for any liability due to any gross negligence or willful misconduct of the indemnitee.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

●	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

●	automatically agrees to be bound by the terms and conditions of our partnership agreement; and

●	gives the consents, waivers and approvals contained in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

Our general partner may amend our partnership agreement, as it determines necessary or advisable, to obtain proof of the U.S. federal income tax status and/or the nationality, citizenship or other related status of our limited partners (and their owners, to the extent relevant) and to permit our general partner to redeem the units held by any person (i) whose nationality, citizenship or related status creates substantial risk of cancellation or forfeiture of any of our property and/or (ii) who fails to comply with the procedures established to obtain such proof.

The redemption price in the case of such a redemption will be the average of the daily closing prices per common unit for the 20 consecutive trading days immediately prior to the date set for redemption. Please read “The Partnership Agreement—Non-Citizen Unitholders; Redemption.”

In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units. Our general partner will cause any transfers to be recorded on our books and records from time to time (or shall cause the transfer agent to do so, as applicable).

The transferor of common units will have a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor will not have a duty to ensure the execution of the transfer application and certification by the transferee and will have no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application and certification to the transfer agent.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and any transfers are subject to the laws governing transfers of securities.

Listing

Our common units are listed and traded on the NYSE under the symbol “MNR.” As of October 29, 2025, there were 8 record holders. Our common units began publicly trading on the NYSE on October 24, 2023. Prior to that time, there was no public market for our common units.

CASH DISTRIBUTION POLICY

General

Our partnership agreement requires us to distribute all of our available cash each quarter. Our cash distribution policy reflects a basic judgment that our unitholders generally will be better served by us distributing our available cash, after costs, expenses and reserves, rather than retaining it. However, other than the requirement in our partnership agreement to distribute all of our available cash each quarter, we have no legal obligation to make quarterly cash distributions from our available cash in the aforementioned or any other amount, and our general partner has considerable discretion to determine the amount of cash available for distribution each quarter.

Because our policy is to distribute all available cash we generate each quarter, without reserving cash for future distributions or borrowing to pay distributions during periods of low revenue, our unitholders will have direct exposure to fluctuations in the amount of cash generated by our business. Our quarterly cash distributions from our available cash, if any, will not be stable and will vary from quarter to quarter as a direct result of variations in the performance of our operators and revenue caused by fluctuations in the prices of oil and natural gas. Such variations may be significant.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

●	less, the amount of cash reserves established by our general partner to:

●	provide for the proper conduct of our business, which could include, but is not limited to, amounts reserved for capital expenditures, working capital and operating expenses;

●	comply with applicable law, any of our debt instruments or other agreements; or

●	provide funds for distributions to our unitholders for any one or more of the next four quarters;

●	plus, all cash and cash equivalents on hand on the date of determination resulting from dividends or distributions received after the end of the quarter from equity interests in any person other than a subsidiary in respect of operations conducted by such person during the quarter;

●	plus, if our general partner so determines, all or a portion of cash and cash equivalents on hand on the date of determination resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

Methods of Distribution

We distribute available cash to our unitholders, pro rata. Our partnership agreement permits, but does not require, us to borrow funds to make distributions to our unitholders. Accordingly, there is no guarantee that we will pay any distribution on the units in any quarter.

General Partner Interest

Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our general partner may in the future acquire common units or other equity interests in us and will be entitled to receive distributions on any such interests.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment (or establishing a reserve for payment) of our creditors. We will distribute any remaining proceeds to our unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of Mach Natural Resources LP, dated as of October 27, 2023 (the “partnership agreement”), as amended on June 13, 2024. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

●	with regard to distributions of available cash, please read “Cash Distribution Policy;”

●	with regard to the transfer of common units, please read “Description of the Common Units—Transfer Agent and Registrar—Transfer of Common Units;” and

●	with regard to allocations of taxable income, taxable loss and other matters, please read “Material U.S. Federal Income Tax Consequences.”

Organization and Duration

Our partnership was organized under Delaware law and will have a perpetual existence unless dissolved, wound up and terminated pursuant to the terms of our partnership agreement and the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”).

Purpose

Our purpose under our partnership agreement is to engage in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law. However, our general partner may not cause us to engage, directly or indirectly, in any business activity that it determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, except as otherwise provided below under “—Election to be Treated as a Corporation.”

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the ownership, acquisition, exploitation and development of oil and natural gas properties and the ownership, acquisition and operation of related assets, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described under “—Limited Liability.”

Limited Voting Rights

The following is a summary of the unitholder vote required for each of the matters specified below. Matters that call for the approval of a “unit majority” require the approval of a majority of the outstanding common units.

Affiliates of our general partner (Bayou City Energy Management LLC and its affiliates (collectively, the “Sponsor”) and Tom L. Ward) have the ability to control the passage of, as well as the ability to control the defeat of, any amendment which requires a unit majority by virtue of their ownership.

In voting their common units, our general partner and its affiliates (the Sponsor and Tom L. Ward) have no duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing. The holders of a majority of the common units (including common units deemed owned by our general partner and its affiliates) entitled to vote at the meeting, represented in person or by proxy shall constitute a quorum at a meeting of common unitholders, unless any such action requires approval by holders of a greater percentage of such units in which case the quorum shall be such greater percentage.

Issuance of additional units	No approval right. Please read “—Issuance of Additional Partnership Interests.”

Amendment of the partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority, in certain circumstances. Please read “—Merger, Consolidation, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Termination and Dissolution.”

Continuation of our business upon certain events of dissolution	Unit majority. Please read “—Termination and Dissolution.”

Withdrawal of our general partner	Under most circumstances, the approval of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates (the Sponsor and Tom L. Ward), is required for the withdrawal of our general partner in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Requires the vote of not less than 66 2/3% of the outstanding common units, including units held by our general partner and its affiliates (the Sponsor and Tom L. Ward), voting as a single class. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of our general partner interest	Our general partner may transfer any or all of its general partner interest in us without a vote of our unitholders. Please read “—Transfer of General Partner Interests.”

Transfer of ownership interests in our general partner	No unitholder approval required. Please read “—Transfer of Ownership Interests in Our General Partner.”

Election to be treated as a corporation	No approval right. Please read “—Election to be Treated as a Corporation.”

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

●	arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

●	brought in a derivative manner on our behalf;

●	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

●	asserting a claim arising pursuant to any provision of the Delaware Act; or

●	asserting a claim governed by the internal affairs doctrine,

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. The foregoing provision will not apply to any claims as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless we consent in writing to the selection of an alternative forum, the United States federal district courts will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the partnership agreement provides that, unless we consent in writing to the selection of an alternative forum, United States federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws. If a court were to find these provisions of our amended and restated agreement of limited partnership inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Our partnership agreement also provides that each limited partner waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws, to the fullest extent permitted by applicable law. If a lawsuit is brought against us under our partnership agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No unitholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder. If the partnership or one of the partnership unitholders opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable state and federal laws. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our partnership agreement.

By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other courts in Delaware) in connection with any such claims, suits, actions or proceedings.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he or she otherwise acts in conformity with the provisions of our partnership agreement, his or her liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he or she is obligated to contribute to us for his or her common units plus his or her share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by our limited partners as a group:

●	to remove or replace our general partner;

●	to approve some amendments to the partnership agreement; or

●	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then our limited partners could be held personally liable for our obligations under Delaware law, to the same extent as our general partner. This liability would extend to persons who transact business with us and reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Our operating subsidiaries conduct business in Oklahoma, Kansas, Texas, Colorado and New Mexico, and we may have operating subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as an owner of our operating subsidiary may require compliance with legal requirements in the jurisdictions in which our operating subsidiary conducts business, including qualifying our operating subsidiary to do business there.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership in our subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by our limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of our limited partners.

Issuance of Additional Partnership Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of our unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting or other rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to our common units.

Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the aggregate percentage interest in us of our general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner.

However, our general partner has no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing. To adopt a proposed amendment, other than the amendments discussed below under “—Opinion of Counsel and Unitholder Approval,” our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of our limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

●	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

●	enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld in its sole and absolute discretion.

The provisions of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates (the Sponsor and Tom L. Ward)).

No Limited Partner Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

●	a change in our name, the location of our principal place of business, our registered agent or our registered office;

●	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

●	a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state or to ensure that neither we, nor our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes, except as otherwise provided below under “—Election to be Treated as a Corporation”;

●	a change in our fiscal year or taxable year and related changes;

●	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or the directors, officers, agents or trustees of our general partner from being subjected, in any manner to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Code;

●	an amendment that sets forth the designations, preferences, rights, powers and duties of any class or series of additional partnership securities or rights to acquire partnership securities, that our general partner determines to be necessary or appropriate or advisable for the authorization or issuance of additional partnership securities or rights to acquire partnership securities;

●	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

●	an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

●	any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, limited liability company, joint venture or other entity, as otherwise permitted by our partnership agreement;

●	any amendment necessary to require our limited partners to provide a statement, certification or other evidence to us regarding whether such limited partner is subject to U.S. federal income taxation on the income generated by us and to provide for the ability of our general partner to redeem the units of any limited partner who fails to provide such statement, certification or other evidence;

●	an amendment that our general partner determines to be necessary or appropriate or advisable in connection with conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

●	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

●	do not adversely affect our limited partners (or any particular class of limited partners) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of our units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our units are or will be listed for trading;

●	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding common units unless we first obtain such an opinion.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the holders of the type or class of units so affected, but no vote will be required by the holders of any class or classes or type or types of units that our general partner determines are not adversely affected in any material respect. Any amendment that reduces the voting percentage required to take any action other than to remove the general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that would increase the percentage of units required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be increased.

Merger, Consolidation, Sale or Other Disposition of Assets

A merger, consolidation, or conversion of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger, consolidation, or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interest of us or our limited partners other than the implied contractual covenant of good faith and fair dealing.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us, among other things, to sell, exchange or otherwise dispose of all or substantially all of our and our subsidiaries’ assets in a single transaction or a series of related transactions, including by way of merger, consolidation, conversion or other combination or sale of ownership interests of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger, consolidation or conversion without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction will not result in an amendment to our partnership agreement (other than an amendment that the general partner could adopt without the consent of the other partners), each of our units will be an identical unit of our partnership following the transaction, and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide our limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger, consolidation or conversion, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until dissolved and terminated under our partnership agreement. We will dissolve upon:

●	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner, other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or a withdrawal or removal followed by approval and admission of a successor;

●	the election of our general partner to dissolve us, if approved by the holders of a unit majority;

●	the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

●	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law.

Upon a dissolution under the first bullet above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of a unit majority, subject to our receipt of an opinion of counsel to the effect that:

●	the action would not result in the loss of limited liability under Delaware law of any limited partner; and

●	neither our partnership nor our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Cash Distribution Policy.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2033, without obtaining the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates (the Sponsor and Tom L. Ward), and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2033, our general partner may withdraw as our general partner without first obtaining approval of any unitholder by giving at least 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement.

Notwithstanding the information above, our general partner may withdraw as our general partner without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates (the Sponsor and Tom L. Ward). In addition, our partnership agreement permits our general partner to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “—Transfer of General Partner Interest.”

Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates (the Sponsor and Tom L. Ward), and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units. The ownership of more than 33 1/3% of our outstanding units by our general partner and its affiliates (the Sponsor and Tom L. Ward) would give them the practical ability to prevent our general partner’s removal.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the departing general partner’s general partner interest for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and its affiliate and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and its affiliate and the successor general partner will determine the fair market value. If the departing general partner and its affiliate and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Our general partner may transfer all or any of its general partner interest to an affiliate or a third party without the approval of our unitholders. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates (the Sponsor and Tom L. Ward) may at any time transfer common units to one or more persons without unitholder approval.

Transfer of Ownership Interests in Our General Partner

At any time, the members of our general partner may sell or transfer all or part of their membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Election to be Treated as a Corporation

If at any time our general partner determines that (i) we should no longer be characterized as a partnership but instead as an entity taxed as a corporation for U.S. federal income tax purposes or (ii) common units held by some or all unitholders should be converted into or exchanged for interests in a newly formed entity taxed as a corporation for U.S. federal income tax purposes whose sole asset is interests in us (a “parent corporation”), then our general partner may, without unitholder approval, reorganize us and cause us to be treated as an entity taxable as a corporation for U.S. federal income tax purposes or cause us to engage in a merger or other transaction pursuant to which common units held by some or all unitholders will be converted into or exchanged for interests in the parent corporation. In addition, if our general partner causes partnership interests in us to be held by a parent corporation, our existing owners may choose to retain their partnership interests in us rather than convert or exchange their partnership interests into parent corporation shares. The general partner may take any of the foregoing actions if it in good faith determines (meaning it subjectively believes) that such action is not adverse to our best interests. Any such event may be taxable or nontaxable to our unitholders, depending on the form of the transaction. The tax liability, if any, of a unitholder as a result of such an event may vary depending on the unitholder’s particular situation and may vary from the tax liability of each of our existing owners. Our general partner has no duty or obligation to make any such determination or take any such actions, however, and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in a manner not adverse to the best interests of us or our limited partners.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change the management of our general partner. If any person or group other than our general partner and its affiliates (the Sponsor and Tom L. Ward) acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the Board.

Limited Call Right

If at any time our general partner and its affiliates (the Sponsor and Tom L. Ward) own more than 95% of our then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

●	the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

●	the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have its limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The U.S. federal income tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of its common units in the market. Please read “Material U.S. Federal Income Tax Consequences—Disposition of Common Units.”

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of common units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take such action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, entitled to vote at the meeting represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Partnership Interests.” However, if at any time any person or group, other than our general partner and its affiliates (the Sponsor and Tom L. Ward) or a direct or subsequently approved transferee of our general partner or its affiliates or a transferee of that person or group approved by our general partner or a person or group specifically approved by our general partner, or the Board, as applicable, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held by a nominee or in a street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent or an exchange agent.

Status as Limited Partner

By transfer of any common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under “— Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Unitholders; Redemption

We may acquire interests in oil and natural gas leases on United States federal lands in the future. To comply with certain U.S. laws relating to the ownership of interests in oil and natural gas leases on federal lands, our general partner, acting on our behalf, may amend our partnership agreement, as it determines necessary or advisable, to obtain proof of the U.S. federal income tax status and/or the nationality, citizenship or other related status of our limited partners (and their owners, to the extent relevant) and to permit our general partner to redeem the units held by any person (i) whose nationality, citizenship or related status creates substantial risk of cancellation or forfeiture of any of our property and/or (ii) who fails to comply with the procedures established to obtain such proof. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption. Further, the units held by such unitholder will not be entitled to any voting rights and may not receive distributions in-kind upon our liquidation.

Furthermore, we have the right to redeem all of the common units of any holder that our general partner concludes is an Ineligible Holder (as defined in our partnership agreement) or fails to furnish the information requested by our general partner. The redemption price in the event of such redemption for each unit held by such unitholder will be the current market price of such unit (the date of determination of which shall be the date fixed for redemption). The redemption price will be paid, as determined by our general partner, in cash or by delivery of a promissory note. Any such promissory note will bear interest at the rate of 5% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

For the avoidance of doubt, onshore mineral leases or any direct or indirect interest therein may be acquired and held by aliens only through stock ownership, holding or control in a corporation organized under the laws of the United States or of any state thereof.

Indemnification

Under our partnership agreement, unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that such person acted in bad faith or engaged in intentional fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the conduct was criminal, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

●	our general partner;

●	any departing general partner;

●	any person who is or was an affiliate of our general partner or any departing general partner;

●	any person who is or was a director, officer, manager, managing member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

●	any person who is or was serving as a director, officer, manager, managing member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

●	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance covering liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation, and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us. The expenses for which we are required to reimburse our general partner are not subject to any caps or other limits.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year is the calendar year.

We mail or make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for our fourth quarter, we also mail or make available a report containing unaudited financial statements within 50 days after the close of each quarter. We are deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on the cooperation of our unitholders in supplying us with specific information. Every unitholder will receive information to assist it in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether such unitholder supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, obtain:

●	a current list of the name and last known address of each record holder;

●	copies of our partnership agreement and our certificate of limited partnership and related amendments thereto; and

●	certain information regarding the status of our business and financial condition.

Our general partner may, and intends to, keep confidential from the limited partners, trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of certain material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Kirkland & Ellis LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Mach Natural Resources and our operating subsidiaries.

This discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to other categories of unitholders, such as corporations (or entities treated as corporations for U.S. federal income tax purposes), partnerships (or entities treated as partnerships for U.S. federal income tax purposes), trusts and estates. In addition, this discussion is limited to unitholders who hold common units. This discussion does not address all tax considerations that may be relevant to a particular unitholder in light of the unitholder’s circumstances. Moreover, this discussion does not address, or addresses only to a limited extent, the tax considerations that may be applicable to certain categories of unitholders that may be subject to special tax treatment under U.S. federal income tax laws, such as:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	banks, insurance companies and other financial institutions;

●	tax-exempt institutions and IRAs;

●	foreign persons (including controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States);

●	real estate investment trusts;

●	mutual funds;

●	dealers or traders in securities or currencies;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons holding their units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction; and

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common units being taken into account in an applicable financial statement.

In addition, this discussion does not comment on all U.S. federal income tax matters affecting us or our unitholders, such as the application of the alternative minimum tax, and only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws.

No ruling has been requested from the IRS regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Kirkland & Ellis LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units, including the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied. Notably, on July 4, 2025, President Trump signed into law Pub. L. No. 119-21, commonly known as “The One Big Beautiful Bill Act” (“OBBBA”). The OBBBA extended many of the tax law provisions that were scheduled to expire in 2025 and added new provisions, and made other amendments, to the Code. We encourage each prospective unitholder to consult his own tax advisor in analyzing the impact of the OBBBA on his ownership or disposition of common units.

Unless otherwise noted, all statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section are the opinion of Kirkland & Ellis LLP and are based on the accuracy of the representations made by us. Notwithstanding the foregoing, and for the reasons described below, Kirkland & Ellis LLP has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales”); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Uniformity of Units”); and (iv) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction (please read “— Tax Treatment of Operations — Depletion Deductions”).

Partnership Status

A partnership is not a taxable entity and generally incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his U.S. federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest.

Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation and marketing of certain minerals and natural resources, including crude oil, natural gas and certain products thereof, certain related hedging activities, certain activities that are intrinsic to other qualifying activities, and our allocable share of our subsidiaries’ income from these sources. Other types of qualifying income include interest (other than from a financial business), dividends, real property rents, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, Kirkland & Ellis LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income.

The IRS has made no determination as to our status or the status of our operating subsidiaries for U.S. federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Code. Instead, we will rely on the opinion of Kirkland & Ellis LLP on such matters. It is the opinion of Kirkland & Ellis LLP that, based upon the Code, the Treasury Regulations, published revenue rulings and court decisions and the representations described below:

●	We will be classified as a partnership for U.S. federal income tax purposes; and

●	Each of our operating subsidiaries, other than those that have been identified as a corporation to Kirkland & Ellis LLP, will be treated as a partnership or will be disregarded as an entity separate from us for U.S. federal income tax purposes.

In rendering its opinion, Kirkland & Ellis LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Kirkland & Ellis LLP has relied include:

●	Neither we nor any of our operating subsidiaries, other than those that have been identified as a corporation to Kirkland & Ellis LLP, has elected or will elect to be treated as a corporation for U.S. federal income tax purposes;

●	For each taxable year, more than 90% of our gross income has been and will be income of the type that Kirkland & Ellis LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code; and

●	Each commodity hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to the applicable Treasury Regulations, and has been and will be associated with oil, gas or products thereof that are held or to be held by us in activities of a type that Kirkland & Ellis LLP has opined or will opine result in qualifying income.

We believe that these representations have been true in the past, are true as of the date hereof and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

In addition, our general partner may, without unitholder approval, reorganize us and cause us to be treated as an entity taxable as a corporation for U.S. federal income tax purposes or cause us to enter into a transaction in which common units held by some or all unitholders will be converted into or exchanged for interests in a newly formed entity taxed as a corporation for U.S. federal income tax purposes whose sole asset is interests in us. Any such event may be taxable or nontaxable to our unitholders, depending on the form of the transaction. Please read “The Partnership Agreement — Election to be Treated as a Corporation.”

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder generally would be treated as (i) taxable dividend income, to the extent of our current and accumulated earnings and profits, (ii) then as a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, and (iii) then as taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

The discussion below is based on Kirkland & Ellis LLP’s opinion that we will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

Unitholders of Mach Natural Resources will be treated as partners of Mach Natural Resources for U.S. federal income tax purposes. In addition, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Mach Natural Resources for U.S. federal income tax purposes.

A beneficial owner of common units whose common units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those common units for U.S. federal income tax purposes. Please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales.” Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Mach Natural Resources for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “— Entity-Level Collections,” we will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions of cash by us to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent the amount of any such distribution exceeds his tax basis in his common units immediately before the distribution. Cash distributions in excess of a unitholder’s tax basis generally will be treated as gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our (i) “unrealized receivables,” including depreciation recapture, depletion recapture and intangible drilling costs recapture, or (ii) substantially appreciated “inventory items,” each as defined in the Code (collectively, “Section 751 Assets”). To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then as having exchanged those assets with us in return for the non-pro rata portion of the distribution (or deemed distribution) made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income, by any increases in his share of our nonrecourse liabilities and, on the disposition of a common unit, by his share of certain items related to business interest not yet deductible by him due to applicable limitations. Please read “— Limitations on Interest Deductions.” That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate share of the adjusted tax basis of the underlying properties, by any decreases in his share of our nonrecourse liabilities, by his share of our excess business interest (generally, the excess of our business interest over the amount that is deductible) and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his common units and, in the case of an individual unitholder, estate, trust or certain closely-held corporations, to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such unitholder’s tax basis in his common units. Upon the taxable disposition of a common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his common units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his common units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the common units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

The at-risk limitation applies on an activity-by-activity basis, and in the case of oil and natural gas properties, each property is treated as a separate activity. Thus, a taxpayer’s interest in each oil or natural gas property is generally required to be treated separately so that a loss from any one property would be limited to the at-risk amount for that property and not the at-risk amount for all the taxpayer’s oil and natural gas properties. It is uncertain how this rule is implemented in the case of multiple oil and natural gas properties owned by a single entity treated as a partnership for U.S. federal income tax purposes. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of oil or natural gas properties we own in computing a unitholder’s at-risk limitation with respect to us. If a unitholder were required to compute his at-risk amount separately with respect to each oil or natural gas property we own, he might not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at-risk amount with respect to his common units as a whole.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and certain closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation described above.

An additional loss limitation may apply to certain of our unitholders. In particular, a non-corporate unitholder will not be allowed to take a deduction for certain excess business losses. (This limitation was previously scheduled to expire for taxable years beginning after December 31, 2028, but the limitation was made permanent by the OBBBA.) An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation or any deduction allowable for net operating losses, qualified business income or capital losses) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses (subject to certain limitations in the case of capital gains) plus a threshold amount. Any losses disallowed in a taxable year due to the excess business loss limitation may be used by the applicable unitholder in the following taxable year if certain conditions are met. Unitholders to which this excess business loss limitation applies will take their allocable share of our items of income, gain, loss and deduction into account in determining this limitation. This excess business loss limitation will be applied to a non-corporate unitholder after the passive loss limitations and may limit such unitholders’ ability to utilize any losses we generate allocable to such unitholder that are not otherwise limited by the basis, at-risk and passive loss limitations described above.

Limitations on Interest Deductions

Our ability to deduct interest paid or accrued on indebtedness properly allocable to a trade or business, “business interest”, may be limited in certain circumstances. Should our ability to deduct business interest be limited, the amount of taxable income allocated to our unitholders in the taxable year in which the limitation is in effect may increase. However, in certain circumstances, a unitholder may be able to utilize a portion of a business interest deduction subject to this limitation in future taxable years. (Notably, for taxable years beginning after December 31, 2024, the OBBBA modifies the limitation on the deduction of business interest by providing that adjusted taxable income (that is, the base with respect to which the limitation is applied) is calculated before deductions for depreciation, amortization and depletion. Prior to the OBBBA’s passage, for taxable years beginning on or after January 1, 2022, adjusted taxable income was calculated after taking such deductions into account. The OBBBA also extends the limitation to interest that is required to be capitalized under the Code, subject to certain exceptions.)

In addition, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense is interest expense on indebtedness that is properly allocable to property held for investment, which includes (i) property that produces portfolio income (for example, interest and dividends) and (ii) any interest held by the taxpayer in an activity that is not a passive activity and with respect to which the taxpayer does not materially participate. Net investment income is gross income from property held for investment, less deductible expenses (other than interest) directly connected with the production of such income. Net investment income, however, generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, a unitholder’s share of our portfolio income will be treated as investment income.

Prospective unitholders should consult their tax advisors regarding the impact of the foregoing interest deduction limitations on an investment in our common units.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the unitholders in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted for certain items in accordance with applicable Treasury Regulations.

Specified items of our income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of this offering and (ii) any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, together referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to a unitholder purchasing common units from us in this offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of this offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. However, it may not be administratively feasible to make the relevant adjustments to “book” basis and the relevant reverse Section 704(c) Allocations each time we issue common units, particularly in the case of small or frequent common unit issuances. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of common units. Kirkland & Ellis LLP is unable to opine as to the validity of such conventions. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

●	his relative contributions to us;

●	the interests of all the partners in profits and losses;

●	the interest of all the partners in cash flow; and

●	the rights of all the partners to distributions of capital upon liquidation.

Kirkland & Ellis LLP is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose common units are loaned to a “short seller” to cover a short sale of common units may be considered as having disposed of those common units. If so, he would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

●	any of our income, gain, loss or deduction with respect to those common units would not be reportable by the unitholder;

●	any cash distributions received by the unitholder as to those common units would be fully taxable; and

●	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Kirkland & Ellis LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% (which rate was made permanent by the OBBBA) and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes both a unitholder’s allocable share of our income and a unitholder’s gain realized upon a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) the estate or trust’s “undistributed net investment income,” or (ii) the excess (if any) of the estate or trust’s adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

A non-corporate unitholder is entitled to a deduction equal to 20% of its “qualified business income” attributable to us, subject to certain limitations, which deduction was made permanent by the OBBBA. For purposes of this deduction, a unitholder’s “qualified business income” attributable to us is equal to the sum of:

●	the net amount of such unitholder’s allocable share of certain of our items of income, gain, deduction and loss (generally excluding certain items related to our investment activities, such as capital gains and dividends, which are subject to a U.S. federal income tax rate of 20%); and

●	any gain recognized by such unitholder on the disposition of its common units, or the deemed disposition of its common units (as described above under “— Tax Consequences of Unit Ownership — Treatment of Distributions”), to the extent such gain is attributable to certain Section 751 assets, including depreciation recapture and “inventory items” we own.

Prospective unitholders should consult their tax advisors regarding the application of this deduction and its interaction with the overall deduction for qualified business income.

Section 754 Election

We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

We have adopted or will adopt the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulations Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of common units even if that position is not consistent with these and any other Treasury Regulations. Please read “— Uniformity of Units.”

We will depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulations Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “— Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate such unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “— Disposition of Common Units — Recognition of Gain or Loss.” Kirkland & Ellis LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the common units. If such a challenge were sustained, the gain from the sale of common units might be increased without the benefit of additional deductions.

Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our common units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we may elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).

A Section 754 election is advantageous if the transferee’s tax basis in his common units is higher than the common units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his common units is lower than those common units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer. Generally, a built-in loss is substantial if (i) it exceeds $250,000 or (ii) the transferee would be allocated a net loss in excess of $250,000 on a hypothetical sale of our assets for their fair market value immediately after a transfer of the interests at issue. In addition, a basis adjustment is required regardless of whether a Section 754 election is made if we distribute property and have a substantial basis reduction. A substantial basis reduction exists if, on a liquidating distribution of property to a unitholder, there would be a negative basis adjustment to our assets in excess of $250,000 if a Section 754 election were in place.

The calculations involved in the Section 754 election are complex and will be made on the basis of certain assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his common units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Depletion Deductions

Subject to the limitations on deductibility of losses discussed above (please read “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Losses”), unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although the Code requires each unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our unitholders with information relating to this computation for U.S. federal income tax purposes. Each unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the underlying property for depletion and other purposes.

Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. To qualify as an “independent producer” eligible for percentage depletion (and that is not subject to the intangible drilling and development cost deduction limits, please read “— Deductions for Intangible Drilling and Development Costs”), a unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5.0 million per year in the aggregate. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the unitholder from the property for each taxable year, computed without the depletion allowance. A unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the unitholder’s average net daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, capital loss carrybacks, or any deduction allowable under Section 199A of the Code. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (i) dividing the unitholder’s share of the adjusted tax basis in the underlying mineral property by the number of mineral common units (barrels of oil and thousand cubic feet, or Mcf, of natural gas) remaining as of the beginning of the taxable year and (ii) multiplying the result by the number of mineral common units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the unitholder’s share of the total adjusted tax basis in the property.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the unitholder of some or all of his common units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the unitholders. Further, because depletion is required to be computed separately by each unitholder and not by our partnership, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the unitholders for any taxable year. Moreover, the availability of percentage depletion may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “— Recent Legislative Developments.” We encourage each prospective unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Deductions for Intangible Drilling and Development Costs

We will elect to currently deduct intangible drilling and development costs (“IDCs”). IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil, natural gas, or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

Although we will elect to currently deduct IDCs, each unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a non-corporate unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount in respect of those IDCs will result for alternative minimum tax purposes.

Integrated oil companies must capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to oil and natural gas wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in oil or natural gas properties and also carries on substantial retailing or refining operations. An oil or natural gas producer is deemed to be a substantial retailer or refiner if it is does not qualify as an independent producer under the rules disqualifying retailers and refiners from taking percentage depletion. Please read “— Depletion Deductions.”

IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the adjusted tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a unitholder of interests in us. Recapture is generally determined at the unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

The election to currently deduct IDCs may be restricted or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “— Recent Legislative Developments.”

Lease Acquisition Costs

The cost of acquiring oil and natural gas leases or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “— Depletion Deductions.”

Geophysical Costs

The cost of geophysical exploration incurred in connection with the exploration and development of oil and natural gas properties in the United States are deducted ratably over a 24-month period beginning on the date that such expense is paid or incurred. The amortization period for certain geological and geophysical expenditures may be extended if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “— Recent Legislative Developments.”

Operating and Administrative Costs

Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs, to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation, depletion, amortization, accretion and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “— Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

If we dispose of depreciable or depletable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and depletion previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery, depletion or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

The costs we incur in selling our common units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of our Properties

The U.S. federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of common units equal to the difference between the amount realized and the unitholder’s tax basis in the common units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in common units, on the sale or exchange of a common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of common units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to (i) “unrealized receivables,” including potential recapture items such as depreciation, depletion, amortization and accretion expenses or IDCs, or (ii) “inventory items” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a common unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a non-corporate unitholder on disposition of our common units may be reduced by such unitholder’s deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of common units may be subject to the NIIT in certain circumstances. Please read “— Tax Consequences of Unit Ownership — Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of common units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. Unitholders considering the purchase of additional common units or a sale of common units purchased in separate transactions should consult their tax advisors as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest — that is, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value — if the taxpayer or related persons enter(s) into:

●	a short sale;

●	an offsetting notional principal contract; or

●	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Prospective unitholders should consult their tax advisors regarding the impact of these constructive sale rules in connection with an investment in our common units.

Allocations between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Kirkland & Ellis LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of common units who purchases common units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of common units, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulations Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the common units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”

We will depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulations Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any common units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “— Tax Consequences of Unit Ownership — Section 754 Election,” Kirkland & Ellis LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of common units might be affected, and the gain from the sale of common units might be increased without the benefit of additional deductions. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are such an investor, you should consult your own tax advisor before investing in our common units.

Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it. Further, a tax-exempt organization with more than one unrelated trade or business (including by attribution from investments in a partnership, such as us, that is engaged in one or more unrelated trades or businesses) must compute its unrelated business taxable income separately for each such trade or business, including for purposes of determining any net operating loss deduction. As a result, it may not be possible for tax-exempt organizations to use losses from an investment in us to offset taxable income from another unrelated trade or business.

Non-resident aliens and foreign corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of the ownership of common units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable marginal tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that are effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a common unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that common unit. Such gain will be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests, as set forth in the following paragraph.

Under the Foreign Investment in Real Property Tax Act, a foreign unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future.

Therefore, foreign unitholders may be subject to U.S. federal income tax on gain from the sale or disposition of their common units.

Upon the sale, exchange or other disposition of a common unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. The U.S. Department of the Treasury and the IRS have issued final regulations providing guidance on the application of these rules for transfers of certain publicly traded partnership interests, including transfers of our common units. Under these regulations, the “amount realized” on a transfer of our common units will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and such broker will generally be responsible for the relevant withholding obligations. Quarterly distributions made to our foreign unitholders may also be subject to withholding under these rules to the extent a portion of a distribution is attributable to an amount in excess of our cumulative net income that has not previously been distributed. Prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our common units.

Additional withholding requirements may also affect certain foreign unitholders. Please read “— Administrative Matters — Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Kirkland & Ellis LLP can assure prospective unitholders that the IRS will not successfully contend that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the common units.

A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners.

Pursuant to the Bipartisan Budget Act of 2015, if the IRS makes audit adjustments to our income tax returns (including any income tax returns filed by us or BCE-Mach LLC, BCE-Mach II LLC or BCE-Mach III LLC in respect of periods beginning prior to the closing of our initial public offering in 2023), it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or a partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that such election will be made or be effective in all circumstances. If we are unable to have our unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our common units during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced.

Additionally, pursuant to the Bipartisan Budget Act of 2015, we are required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative has the sole authority to act on our behalf for purposes of, among other situations, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We have designated our general partner as our Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other situations, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specifically defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other obligations, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and, while these rules generally would have applied to payments of relevant Gross Proceeds made on or after January 1, 2019, proposed Treasury Regulations eliminate these withholding taxes on payments of Gross Proceeds entirely. Unitholders generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Thus, to the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “— Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

1.	the name, address and taxpayer identification number of the beneficial owner and the nominee;

2.	whether the beneficial owner is:

a.	a person that is not a U.S. person;

b.	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

c.	a tax-exempt entity;

3.	the amount and description of units held, acquired or transferred for the beneficial owner; and

4.	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. Penalties are imposed by the Code for failure to accurately report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including: (i) negligence or disregard of rules or regulations, (ii) substantial understatements of income tax, (iii) substantial valuation misstatements and (iv) the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law. Except with respect to the disallowance of claimed tax benefits by reason of a transaction lacking economic substance or failing to meet the requirements of any similar rule of law, however, no penalty will be imposed for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

With respect to substantial understatements of income tax, the amount of any understatement subject to penalty generally is reduced by that portion of the understatement which is attributable to a position adopted on the return: (A) for which there is or was “substantial authority”; or (B) as to which there is a reasonable basis and the relevant facts are adequately disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must adequately disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty.

Recent Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships. For example, the Biden administration proposed repealing the exemption from the corporate income tax for “fossil fuel” publicly traded partnerships in its annual budget.

In recent years, legislation also has been proposed that would reduce or eliminate certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. Changes in such proposals include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, and (iii) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development, and any such change could increase the taxable income allocable to our unitholders and negatively impact the value of an investment in our common units.

Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read “— Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

In addition to U.S. federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property and do business in Oklahoma, Kansas and Texas, and we are commencing operations in Colorado and New Mexico. Oklahoma, Kansas, Colorado and New Mexico each impose a personal income tax. Oklahoma and Kansas each impose a personal income tax. Texas does not currently impose a personal income tax on individuals, but it does impose an entity level tax (to which we will be subject) on corporations and other entities. As we make acquisitions or expand our business, we may control assets or conduct business in additional states that impose a personal income tax. Although you may not be required to file a return and pay taxes in all jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you may be required to file a return and pay taxes in some of these jurisdictions and may be subject to penalties for failure to comply with such requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of the United States, pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective unitholder should consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Kirkland & Ellis LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or non-U.S. tax consequences of an investment in us.

INVESTMENT IN MACH NATURAL RESOURCES LP BY EMPLOYEE BENEFIT PLANS

An investment in our securities by an employee benefit plan is subject to additional considerations because the investments of these plans may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, prohibited transaction restrictions imposed by Section 4975 of the Code, and/or provisions under federal, state, local, non-United States or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”). For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs and entities whose underlying assets are considered to include “plan assets” of such plans, accounts or arrangements. In considering an investment in our securities, among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

●	whether in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

●	whether the investment is permitted under the terms of the applicable documents governing the employee benefit plan;

●	whether in making the investment, the employee benefit plan will be considered to hold, as plan assets, (1) only the investment in our securities or (2) an undivided interest in our underlying assets;

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors”; and

●	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws.

The fiduciary with investment discretion with respect to the assets of an employee benefit plan should determine whether an investment in our securities is authorized by the employee benefit plan’s governing documents and is an appropriate investment for the plan.

In addition, each employee benefit plan should consider the fact that we will not act as a fiduciary to any employee benefit plan with respect to the decision to invest in or hold our securities and we are not undertaking to provide investment advice, or to give advice in a fiduciary capacity, with respect to such decision. The decision to purchase and hold our securities must be made by each employee benefit plan on an arm’s length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans that are subject to such provisions (“ERISA Plans”) from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan, unless an exemption is applicable. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code.

Plan Asset Issues

In addition to considering whether the purchase of our securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our securities, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The United States Department of Labor regulations issued at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” of an ERISA Plan. Under these regulations, an entity’s assets would not be considered to be “plan assets” of an ERISA Plan if, among other things:

(1)	the equity interests acquired by the ERISA Plans are publicly offered securities—i.e., the equity interests are “widely held” (which means part of a class of securities that is owned by 100 or more investors independent of the issuer and each other), freely transferable and registered under certain provisions of the federal securities laws;

(2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(3)	there is no significant investment by ERISA Plans – i.e., less than 25% of the total value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates and certain other persons, is held by the ERISA Plans.

With respect to an investment in our common units, we believe that our assets should not be considered “plan assets” of any ERISA Plan under these regulations because it is expected that our securities will satisfy the requirements in the first two bullet points above.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, Section 4975 of the Code and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Plan fiduciaries contemplating a purchase of our securities should consult with their own counsel regarding the consequences under ERISA, the Code and any other applicable Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

PLAN OF DISTRIBUTION

The selling unitholders, which term as used in this prospectus includes the selling unitholders listed in the table under the heading “Selling Unitholders” and permitted transferees, successors and assigns of the selling unitholders having registration rights pursuant to the Registration Rights Agreement, may, from time to time, sell, transfer or otherwise dispose of any or all of the common units offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common units are traded or in private transactions, subject, in each case, to the terms of the Registration Rights Agreement. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling unitholders or by agreement between the selling unitholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.

Subject to the terms of the Registration Rights Agreement, the selling unitholders may offer and sell common units in any one or more of the following ways:

●	sales on the NYSE or any national securities exchange or quotation service on which our common units may be listed or quoted at the time of sale;

●	over-the-counter sales or distributions;

●	to underwriters or dealers for resale to the public or to institutional investors;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the common units as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date of this prospectus;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree to sell a specified number of such common units at a stipulated price per unit;

●	through the distributions of the common units by any selling unitholders to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

●	in option transactions;

●	through agents to the public or to institutional investors;

●	directly to a limited number of purchasers;

●	directly to institutional investors;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling unitholders may elect to make an in-kind distribution of their common units to their general or limited partners, members, managers, affiliates, employees, directors or stockholders. To the extent that such general or limited partners, members, managers, affiliates, employees, directors or stockholders are not affiliates of ours, such general or limited partners, members, managers, affiliates, employees, directors or stockholders would thereby receive freely tradeable common units pursuant to the distribution through this registration statement.

The selling unitholders may also sell the common units under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.

The selling unitholders also may transfer its common units in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling unitholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling unitholders (or, if any broker-dealer acts as agent for the purchaser of common units, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common units, the selling unitholders may enter into option, unit lending or other types of hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common units in the course of hedging the positions they assume. The selling unitholders may also sell common units short and deliver these units to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these units. The selling unitholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling unitholders will act independently of the Company in making decisions with respect to the timing manner and size of each sale of common units covered by this prospectus.

The selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common units covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common units pledged by such selling unitholders or borrowed from such selling unitholders or others to settle those sales or to close out any related open borrowings of stock, and may use common units received from such selling unitholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling unitholders may otherwise loan or pledge common units to a financial institution or other third party that in turn may sell the common units short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling unitholders or in connection with a concurrent offering of other securities.

Common units may also be exchanged for satisfaction of the selling unitholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The selling unitholders may from time to time pledge or grant a security interest in some or all of the common units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common units from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.

If the selling unitholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling unitholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the common units purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Underwriters may resell the common units to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. The selling unitholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common units.

The common units may be sold directly by the selling unitholders, or through agents designated by such selling unitholders from time to time. Any agent involved in the offer or sale of the common units in respect of which this prospectus is delivered will be named, and any commissions payable by such selling unitholders to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the common units offered by this prospectus may be solicited, and sales of the common units may be made, by the selling unitholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the common units. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase common units from the selling unitholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by such selling unitholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the common units must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the common units are also being sold to underwriters, the selling unitholders must have sold to these underwriters the common units not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by the selling unitholders in any offering of common units under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling unitholders, as applicable, or affiliates of ours and/or such selling unitholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling unitholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling unitholders for certain expenses.

The selling unitholders may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any common units initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered common units are sold by a selling unitholders for public offering and sale may make a market in such common units, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the common units offered by this prospectus will be described in the applicable prospectus supplement relating to a particular offering.

To comply with the securities laws of some states, if applicable, the common units may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common units may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Pursuant to the Registration Rights Agreement, we will generally pay all expenses relating to the registration, offering and listing of these common units, except that the selling unitholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. We have also agreed to indemnify the selling unitholders against certain liabilities, including liabilities under the Securities Act, based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus filed by us.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of common units may not simultaneously engage in market making activities with respect to the common units for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling unitholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common units by the selling unitholders or any other person. We will make copies of this prospectus available to the selling unitholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurances that the selling unitholders will sell, nor is the selling unitholders required to sell, any or all of the securities offered under this prospectus.

To the extent required pursuant to the Registration Rights Agreement, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required by the Registration Rights Agreement, we may add permitted transferees, successors and assigns by prospectus supplement in instances where the permitted transferee, successor or assign has acquired its common units from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of the selling unitholders may not be able to use this prospectus for resales until they are named in the selling unitholders table by prospectus supplement or post-effective amendment. See “Selling Unitholders.”

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Mach Natural Resources LP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Mach Natural Resources LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Sabinal Energy Operating, LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Weaver and Tidwell, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of SJ INVESTMENT OPPS LLC included as Exhibit 99.3 of Mach Natural Resources LP’s Current Report on Form 8-K/A dated September 19, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of SIMCOE LLC included as Exhibit 99.5 of Mach Natural Resources LP’s Current Report on Form 8-K/A dated September 19, 2025 have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to the Company's restatement of its 2023 financial statements as described in Note 2 to the financial statements, of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Estimated quantities of (i) proved oil and natural gas reserves of Mach Natural Resources LP and the net present value of such reserves as of December 31, 2024 and (ii) proved oil and natural gas reserves of certain oil and gas assets acquired pursuant to that certain Purchase and Sale Agreement, dated as of December 20, 2024, and the net present value of such reserves as of December 31, 2024, incorporated by reference in this prospectus are based upon reserve reports prepared by our internal reservoir engineers and evaluated by Cawley, Gillespie & Associates.

Mach Natural Resources LP

9,000,000 Common Units

Representing Limited Partner Interests

Morgan Stanley